UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 7, 2022 (April 1, 2022)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Dan Malloy Separation

On April 6, 2022, SiriusPoint Ltd. (the "Company") entered into a Settlement Agreement (the "Settlement Agreement") with Mr. Dan Malloy, who until the Termination Date (as defined below) served as the Company's President, Global Distribution and Services. The Settlement Agreement provides that Mr. Malloy's employment with the Company ended by mutual agreement on April 1, 2022 (the "Termination Date"). In addition, the Settlement Agreement generally provides for severance benefits consistent with the terms of his pre-existing employment agreement, including (i) an aggregate of $1,275,000, representing 18 months of Mr. Malloy’s current base salary, which shall be paid in 18 equal installments following the Termination Date, (ii) $215,500, representing a prorated bonus for the fiscal-year ending 2022 earned at target, which shall be paid in one lump sum, (iii) reimbursement for relocation expenses and tax preparation costs in an amount not to exceed $30,000 and (iv) an aggregate of $57,642.12, representing 18 months of Mr. Malloy’s current contributions for medical and life insurance benefits, which shall be paid in 18 equal installments following the Termination Date. In addition, the Company and Mr. Malloy agreed that (x) any outstanding and unvested restricted shares and options held by Mr. Malloy shall continue to vest following the termination in accordance with the vesting schedules applicable to these awards, (y) any outstanding and unvested time-based restricted share units held by Mr. Malloy shall vest on the Termination Date, and (z) certain outstanding and unvested performance-based restricted share units held by Mr. Malloy shall continue to vest following the termination in accordance with the vesting schedules applicable to these awards. Mr. Malloy’s severance payments and benefits, including the accelerated vesting of the equity awards, were conditioned on Mr. Malloy’s entry into a customary release of claims and compliance with certain restrictive covenants and confidentiality obligations.

The foregoing description of the terms of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Mark Parkin Resignation

On April 6, 2022, Mark Parkin notified the Company of his intent to resign for personal reasons from the Board of Directors of the Company (the "Board"), the Audit Committee, the Risk and Capital Management Committee and the Compensation Committee of the Board, effective April 6, 2022. The Company thanks him for his service and wishes him well in his future endeavors.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated as of April 6, 2022, by and between SiriusPoint Ltd. and Daniel Malloy.
101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2022	/s/ Rachael M. Dugan
	Name:	Rachael M. Dugan
	Title:	Chief Legal Officer